Exhibit 99.2

LONE PINE RESOURCES INC.

INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the condensed consolidated financial statements of Lone Pine Resources Inc. (“Lone Pine”) may have appeared had the sale of the certain natural gas properties located in the Wild River area of Alberta, Canada (the “Wild River Assets”) occurred as of September 30, 2012 (with respect to the balance sheet information presented) or as of January 1, 2011 (with respect to the statements of operations information presented).

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Lone Pine included in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Lone Pine would actually have been had the transaction described above occurred on the dates noted above, or to project the results of operations or financial position of Lone Pine for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of Lone Pine. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

LONE PINE RESOURCES INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands)
ASSETS
Current assets:
Cash	$175	$—		$175
Accounts receivable	16,866	—		16,866
Derivative instruments	8,612	—		8,612
Prepaid expenses and other current assets	4,968	(167	)(a)	4,801
Total current assets	30,621	(167)		30,454
Property and equipment, at cost:
Oil and natural gas properties, full cost method of accounting:
Proved, net of accumulated depletion	472,651	(77,439	)(a)	395,212
Unproved	150,321	(1,298	)(a)	149,023
Net oil and natural gas properties	622,972	(78,737)		544,235
Other property and equipment, net of accumulated depreciation and amortization	65,814	—		65,814
Net property and equipment	688,786	(78,737)		610,049
Derivative instruments	704	—		704
Goodwill	17,328	—		17,328
Other assets	13,682	(1,910	)(a)	11,772
	$751,121	$(80,814)		$670,307
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank overdraft	$2,460	$—		$2,460
Accounts payable and accrued liabilities	44,146	1,803	(b)	45,949
Accrued interest	2,552	—		2,552
Capital lease obligation	1,201	—		1,201
Other current liabilities	2,408	—		2,408
Total current liabilities	52,767	1,803		54,570
Long term debt	426,832	(81,418	)(c)	345,414
Asset retirement obligations	15,549	(1,199	)(d)	14,350
Derivative instruments	571	—		571
Capital lease obligation	4,831	—		4,831
Other liabilities	1,424	—		1,424
Total liabilities	501,974	(80,814)		421,160
Stockholders’ equity:
Common stock	834	—		834
Capital surplus	982,994	—		982,994
Accumulated deficit	(734,803)	—		(734,803)
Accumulated other comprehensive income	122	—		122
Total stockholders’ equity	249,147	—		249,147
	$751,121	$(80,814)		$670,307

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

LONE PINE RESOURCES INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)

Revenues:
Oil and natural gas	$124,937	$(14,018	)(e)	$110,919
Interest and other	18	—		18
Total revenues	124,955	(14,018)		110,937
Costs, expenses, and other:
Lease operating expenses	40,570	(3,396	)(e)	37,174
Production and property taxes	2,516	(786	)(e)	1,730
Transportation and processing	11,974	(1,515	)(e)	10,459
General and administrative	13,996	—		13,996
Depreciation, depletion, and amortization	88,548	(10,111	)(f)	78,437
Ceiling test write-down of oil and natural gas properties	271,749	(33,678	)(g)	238,071
Interest expense	22,174	(1,814	)(h)	20,360
Accretion of asset retirement obligations	1,027	(69	)(i)	958
Foreign currency exchange gains	(3,023)	—		(3,023)
Gains on derivative instruments	(10,990)	—		(10,990)
Other, net	190	—		190
Total costs, expenses, and other	438,731	(51,369)		387,362

Earnings (loss) before income taxes	(313,776)	37,351		(276,425)
Income tax expense (recovery)	(74,932)	9,292	(j)	(62,671)
		2,969	(k)
Net earnings (loss)	$(238,844)	$25,090		$(213,754)

Basic earnings (loss) per common share	$(2.81)	$0.30		$(2.51)
Diluted earnings (loss) per common share	(2.81)	0.30		(2.51)

Weighted average shares outstanding:
Basic	85,008	85,008		85,008
Diluted	85,008	85,008		85,008

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

LONE PINE RESOURCES INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical	Pro Forma Adjustments		Pro Forma
	(In Thousands, Except Per Share Amounts)

Revenues:
Oil and natural gas	$191,170	$(33,886	)(e)	$157,284
Interest and other	30	—		30
Total revenues	191,200	(33,886)		157,314
Costs, expenses, and other:
Lease operating expenses	38,789	(5,257	)(e)	33,532
Production and property taxes	2,337	(784	)(e)	1,553
Transportation and processing	17,252	(3,188	)(e)	14,064
General and administrative	13,115	—		13,115
Depreciation, depletion, and amortization	85,751	(11,717	)(f)	74,034
Ceiling test write-down of oil and natural gas properties	—	34,702	(g)	34,702
Interest expense	10,034	(2,111	)(h)	7,923
Accretion of asset retirement obligations	1,071	(101	)(i)	970
Foreign currency exchange gains	(4,976)	1,818	(h)	(3,158)
Gains on derivative instruments	(28,167)	—		(28,167)
Other, net	3,467	—		3,467
Total costs, expenses, and other	138,673	13,362		152,035

Earnings (loss) before income taxes	52,527	(47,248)		5,279
Income tax expense (recovery)	17,724	(12,261	)(j)	5,463

Net earnings (loss)	$34,803	$(34,987)		$(184)

Basic earnings (loss) per common share	$0.44	$(0.44)		$0.00
Diluted earnings (loss) per common share	0.44	(0.44)		0.00

Weighted average shares outstanding:
Basic	78,795	78,795		78,795
Diluted	78,795	78,795		78,795

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

LONE PINE RESOURCES INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 1.  Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Lone Pine may have appeared had the sale of certain natural gas properties located in the Wild River area of Alberta, Canada (the “Wild River Assets”) occurred as of September 30, 2012 (with respect to the balance sheet information presented) or as of January 1, 2011 (with respect to the statements of operations information presented). The transaction for which these pro forma financial statements is presented is explained in more detail in the introductory paragraph to the accompanying pro forma financial information.

Following are descriptions of certain columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical—Represents the historical condensed consolidated balance sheet of Lone Pine as of September 30, 2012, the historical condensed consolidated statement of operations of Lone Pine for the nine months ended September 30, 2012, and the historical condensed consolidated statement of operations of Lone Pine for the year ended December 31, 2011.

Pro Forma Adjustments—Represents the adjustments to the historical condensed consolidated financial statements necessary to arrive at the pro forma balance sheet of Lone Pine as of September 30, 2012, as if the sale of the Wild River Assets occurred as of September 30, 2012, the pro forma results of operations of Lone Pine for the nine months ended September 30, 2012, as if the sale of the Wild River Assets occurred as of January 1, 2011, and the pro forma results of operations of Lone Pine for the year ended December 31, 2011, as if the sale of the Wild River Assets occurred as of January 1, 2011.

Note 2.   Pro Forma Adjustments for the Sale of the Wild River Assets

Condensed Consolidated Balance Sheet

(a)         To record the sale of the Wild River Assets and reflect the reduction in Lone Pine’s proved and unproved oil and natural gas properties as well as other assets.

(b)             To record the transaction fee and Goods and Services Tax payable.

(c)          To record the application of the proceeds of the sale to reduce borrowings outstanding under the credit facility by the cash proceeds received.

(d)             To eliminate the asset retirement obligations associated with the Wild River Assets, which were assumed by the purchaser.

Condensed Consolidated Statements of Operations

(e)              To eliminate the revenues and direct operating expenses associated with the Wild River Assets.

(f)    To adjust depletion to give effect to the reduction in Lone Pine’s pro forma full cost pool, total estimated proved reserves, and production volumes as a result of the sale of the Wild River Assets.

(g)   To adjust the ceiling test write-downs of oil and natural gas properties to give effect to the reduction in Lone Pine’s pro forma future net revenues from estimated production of proved oil and natural gas properties, properties not being amortized, and capitalized costs used in the ceiling test calculations as a result of the sale of the Wild River Assets.

(h)   To adjust interest expense and foreign exchange gains to give effect to the application of the cash proceeds to reduce Lone Pine’s long term debt.

(i)    To eliminate accretion expense attributable to asset retirement obligations associated with the Wild River Assets.

(j)    To adjust income tax expense for the effects of the above pro forma adjustments at statutory rates.

(k)   To adjust income tax expense to give effect to the increase in the valuation allowance associated with the change to income before income taxes. As discussed in Lone Pine’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, Lone Pine placed a full valuation allowance against its deferred tax assets.

Note 3.   Pro Forma Earnings (Loss) Per Share

The following reconciles pro forma net earnings (loss) from continuing operations as reported in the unaudited pro forma condensed consolidated statements of operations to pro forma net earnings (loss) from continuing operations used for calculating pro forma basic and diluted earnings (loss) from continuing operations per share for the periods presented.

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
	(In Thousands)

Pro forma net earnings (loss) from continuing operations	$(213,754)	$(184)
Pro forma net earnings attributable to participating securities	—	—
Pro forma net earnings (loss) from continuing operations for basic and diluted earnings per share	$(213,754)	$(184)

The following reconciles basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods presented.

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
	(In Thousands)

Weighted average common shares outstanding during the period for pro forma basic earnings (loss) from continuing operations per share	85,008	78,795
Dilutive effects of potential common shares	—	—
Weighted average common shares outstanding during the period, including the effects of dilutive potential common shares, for pro forma diluted earnings (loss) from continuing operations per share	85,008	78,795